Exhibit 99.1

ACI Worldwide Reports Third Quarter 2026
Results; Raising FY 2026 Adjusted EBITDA Guidance

HIGHLIGHTS
•Q3 revenue of $427 million, net income of $33 million, adjusted EBITDA of $98 million
•YTD operating cash flow of $254 million, up 26%
•Q3 new ARR bookings up 86%, with growth across both Payment Software and Biller segments
•Successful go-live of first ACI Connetic customer, announced two additional ACI Connetic wins
•Repurchased 3.4 million shares YTD for $157 million, on track to allocate 50-60% of 2026 operating cash flow to share repurchases
•Accelerated modernization vision and expanded addressable market with the acquisition of Cranium Ventures
•Reiterating FY 2026 revenue guidance, raising adjusted EBITDA guidance

Omaha, NE — November 5, 2026 — ACI Worldwide (NASDAQ: ACIW), a leading provider of global payments technology, today announced financial results for the third quarter ended September 30, 2026.

“ACI executed well in the third quarter, delivering results ahead of expectations, demonstrating the significant progress we have achieved against our key strategic priorities. ARR bookings were particularly strong, reflecting healthy demand across the business,” said Thomas Warsop, President and CEO of ACI Worldwide.

“We continue to see strong momentum in our innovation agenda, reaching important milestones with ACI Connetic, including our first customer go-live and two additional wins, while continuing to advance Speedpay ONE for our bill pay customers. We are investing to accelerate growth momentum, including the acquisition of Cranium Ventures to add multi-rail card switching microservices, while maintaining our balanced, disciplined approach to capital allocation by returning approximately $157 million year-to-date to shareholders through share repurchases. With high visibility into scheduled renewals, we are confident in our full-year outlook of upper-single-digit revenue growth with margin expansion.”

Q3 2026 FINANCIAL SUMMARY
Q3 2026 total revenue was $427 million, down 12% from Q3 2025, or down 11% on a constant currency basis, due primarily to the timing of this year's license renewals. Recurring revenue was $309 million, up 4% from Q3 2025, on a reported and constant currency basis.
Net income of $33 million in Q3 2026 compares to net income of $91 million in Q3 2025. Total adjusted EBITDA in Q3 2026 was $98 million, down 43% from Q3 2025, or down 42% on a constant currency basis. Net adjusted EBITDA margin in Q3 2026 was 35%, down from 49% in Q3 2025.
GAAP diluted EPS in Q3 2026 was $0.32 and adjusted diluted EPS was $0.54, down 50% from Q3 2025.

PAYMENT SOFTWARE SEGMENT RESULTS
Payment Software revenue in Q3 2026 was $216 million, down 24% from Q3 2025, or down 23% on a constant currency basis, reflecting the expected concentration of 2026 renewals in the fourth quarter. Recurring revenue in the segment, which represents SaaS and Maintenance revenues, decreased 1% on a reported and constant currency basis versus Q3 2025.

Payment Software adjusted EBITDA in Q3 2026 was $107 million, down 41%, on a reported and constant currency basis from Q3 2025. As a result, net adjusted EBITDA margin in Q3 2026 was 49%, down from 64% in Q3 2025. The company continues to expect upper-single-digit Payment Software revenue growth for the full-year 2026, with the strongest quarterly growth in the fourth quarter.

BILLER SEGMENT RESULTS
Biller revenue in Q3 2026 was $210 million, up 6% from Q3 2025 on a reported and constant currency basis. Biller revenue, net of interchange fees, was $66 million, up 5%, from Q3 2025, benefiting from continued progress on interchange optimization. Based on new business wins and current transaction trends, the company continues to expect upper-single-digit Biller revenue growth for the full-year 2026.

Biller adjusted EBITDA in Q3 2026 was $34 million, up 4%, from Q3 2025. Net adjusted EBITDA margin, net of interchange fees, was 51%, in line with Q3 2025.

YEAR-TO-DATE 2026 FINANCIAL SUMMARY
Year-to-date 2026 total revenue was $1.3 billion, in line with the same period last year, on a reported and constant currency basis. Recurring revenue was $959 million, up 6% from year-to-date 2025, or up 5% on a constant currency basis. Year-to-date 2026 net income of $103 million compares to net income of $162 million for year-to-date 2025, which included a $22 million after-tax gain on the sale of our minority interest in Mindgate. GAAP diluted EPS for year-to-date 2026 was $1.01 and adjusted diluted EPS was $1.70, down 12% from year-to-date 2025.

Total adjusted EBITDA for year-to-date 2026 was $294 million, down 15% from year-to-date 2025, or down 16% on a constant currency basis. Net adjusted EBITDA margin for year-to-date 2026 was 36%, down from 40% in year-to-date 2025.

NEW BOOKINGS
Net new ARR bookings in Q3 2026 were $24 million, up 86%, from Q3 2025. New license and services bookings were $64 million in Q3 2026, down 21% from Q3 2025. Net new ARR bookings for the trailing 12 months ended September 30, 2026 were $79 million, down 3% from 2025. New license and services bookings for the trailing 12 months ended September 30, 2026 were $238 million, down 22% from 2025. The company continues to expect growth for both full-year 2026 new ARR and new license and services bookings.

BALANCE SHEET AND LIQUIDITY, CASH FLOW, AND REPURCHASES
ACI ended Q3 2026 with $219 million in cash on hand and a debt balance of $821 million, representing a net debt leverage ratio of 1.3x adjusted EBITDA. ACI had total cash and available liquidity under its credit facility of $587 million. Operating cash flows for year-to-date 2026 were $254 million, up 26% from $201 million for year-to-date 2025.

During Q3 2026, the company repurchased approximately 935,000 shares for approximately $50 million. Year-to-date 2026, repurchases totaled 3.4 million shares for approximately $157 million at an average price of $45.69. The company has $299 million of availability under the existing repurchase authorization and continues to expect to allocate 50-60% of operating cash flow to share repurchases for the full year, subject to market conditions.

RAISING 2026 ADJUSTED EBITDA GUIDANCE
Based on YTD 2026 performance and strong visibility into the remainder of the year, the company reiterates its full-year 2026 revenue guidance and increases full-year adjusted EBITDA guidance. The company expects revenue in the range of $1.895 billion to $1.925 billion and adjusted EBITDA in the range of $550 million to $565 million, which is up from the range of $545 million to $560 million. The company expects Q4 2026 revenue of $612 million to $642 million and adjusted EBITDA of $257 million to $272 million.

CONFERENCE CALL TO DISCUSS FINANCIAL RESULTS
Today, management will host a conference call at 8:30 a.m. ET to discuss these results.

Webcast: http://investor.aciworldwide.com/
Pre-registration (recommended): https://events.q4inc.com/analyst/936018884?pwd=TE42ZJuT

Pre-registration provides a unique passcode to join without operator assistance.

Standard Dial-in:
Meeting ID: 936018884
USA Toll-Free: 1 833 461 5787
International Toll: 1 585 542 9983

About ACI Worldwide
ACI Worldwide, an original innovator in global payments technology, delivers transformative software solutions that power intelligent payments orchestration in real time so banks, billers, and merchants can drive growth, while continuously modernizing their payment infrastructures, simply and securely. With more than 50 years of trusted payments expertise, we combine our global footprint with a local presence to offer enhanced payment experiences to stay ahead of constantly changing payment challenges and opportunities.
© Copyright ACI Worldwide, Inc. 2026.
ACI, ACI Worldwide, ACI Payments, Inc., ACI Pay, Speedpay ONE and all ACI product/solution names are trademarks or registered trademarks of ACI Worldwide, Inc., or one of its subsidiaries, in the United States, other countries or both. Other parties' trademarks referenced are the property of their respective owners.
For more information contact:

Investor Relations
John Kraft
SVP, Head of Strategy and Finance
305-894-2223 / john.kraft@aciworldwide.com

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude significant transaction-related expenses, as well as other significant non-cash expenses such as depreciation, amortization, and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP.

We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Certain non-GAAP measures include:

•Adjusted EBITDA: net income (loss) plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income (loss).

•Net Adjusted EBITDA Margin: Adjusted EBITDA divided by revenue net of pass-through interchange revenue. Net Adjusted EBITDA Margin should be considered in addition to, rather than as a substitute for, net income (loss).

•Adjusted Diluted EPS: diluted EPS plus tax effected significant transaction related items, amortization of acquired intangibles and software, and non-cash stock-based compensation. Adjusted diluted EPS should be considered in addition to, rather than as a substitute for, diluted EPS.

•Recurring Revenue: revenue from software as a service and platform as a service fees and maintenance fees. Recurring revenue should be considered in addition to, rather than as a substitute for, total revenue.

•ARR: New annual recurring revenue expected to be generated from new accounts, new applications, and add-on sales bookings contracts signed in the period.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements in this press release include, but are not limited to: (i) we continue to see strong momentum in our innovation agenda, reaching important milestones with ACI Connetic, including our first customer go-live and two additional wins, while continuing to advance Speedpay ONE for our bill pay customers, (ii) with high visibility into scheduled renewals, we are confident in our full year outlook of upper-single-digit revenue growth with margin expansion, (iii) we expect both Payment Software and Biller segments to grow upper single digits, (iv) the company continues to expect growth for both full year 2026 new ARR and new license and services bookings, (v) our full‑year outlook including Q4 2026 and full-year 2026 revenue and adjusted EBITDA financial guidance, and (vi) expectations to allocate 50-60% of operating cash flow to share repurchases for the full year, subject to market conditions.

All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include, but are not limited to, increased competition, business interruptions, cybersecurity incidents or failure of our information technology and communication systems, security breaches, reliance on third-party cloud infrastructure and related services, reliance on third-parties, our ability to attract and retain senior management personnel and skilled technical employees, future acquisitions, strategic partnerships and investments, divestitures and other restructuring activities, implementation and success of our strategy, anti-takeover provisions, exposure to credit or operating risks arising from certain payment funding methods, loss caused by theft or fraud, customer reluctance to switch to a new vendor, our ability to adequately defend our intellectual property, litigation, consent orders and other compliance agreements, our offshore software development activities, risks from operating internationally, including fluctuations in currency exchange rates, adoption of ACI Connetic, adverse changes in the global economy, compliance of our products with applicable legislation, governmental regulations and industry standards, the complexity of our products and services and the risk that they may contain hidden defects, legal and business risks from artificial intelligence technology incorporated into our products, risks to our business from the use of artificial intelligence by our workforce, complex regulations applicable to our payments business, our compliance with privacy and cybersecurity regulations, compliance with requirements of the payment card networks and Nacha, exposure to unknown tax liabilities, changes in tax laws and regulations, consolidations and failures in the financial services industry, volatility in our stock price, demand for our products, failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms, delay or cancellation of customer projects or inaccurate project completion estimates, changes in card association and debit network fees or products, impairment of our goodwill or intangible assets, the accuracy of management’s backlog estimates, the cyclical nature of our revenue and earnings and the accuracy of forecasts due to the concentration of revenue-generating activity during the final weeks of each quarter, restrictions and other financial covenants in our debt agreements, our existing levels of debt, incurring additional debt, events outside of our control including natural disasters, wars, and outbreaks of disease, and revenues or revenue mix below expectations. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	September 30, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$218,780	$196,462
Receivables, net of allowances	428,312	445,866
Settlement assets	473,593	397,346
Prepaid expenses	37,502	29,876
Other current assets	27,477	19,564
Total current assets	1,185,664	1,089,114
Noncurrent assets
Accrued receivables, net	356,655	391,719
Property and equipment, net	36,735	37,363
Operating lease right-of-use assets	24,838	28,733
Software, net	60,442	77,523
Goodwill	1,230,956	1,231,128
Intangible assets, net	130,809	147,062
Deferred income taxes, net	73,401	73,124
Other noncurrent assets	25,391	29,141
TOTAL ASSETS	$3,124,891	$3,104,907
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$56,830	$64,931
Settlement liabilities	473,078	396,034
Employee compensation	45,053	56,142
Current portion of long-term debt	40,989	40,941
Deferred revenue	79,650	73,637
Other current liabilities	65,489	73,958
Total current liabilities	761,089	705,643
Noncurrent liabilities
Deferred revenue	13,144	13,620
Long-term debt	775,966	776,667
Deferred income taxes, net	38,269	38,514
Operating lease liabilities	18,068	22,609
Other noncurrent liabilities	25,190	28,776
Total liabilities	1,631,726	1,585,829
Commitments and contingencies
Stockholders’ equity
Preferred stock	—	—
Common stock	702	702
Additional paid-in capital	774,147	761,523
Retained earnings	1,927,376	1,824,743
Treasury stock	(1,100,467)	(964,752)
Accumulated other comprehensive loss	(108,593)	(103,138)
Total stockholders’ equity	1,493,165	1,519,078
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,124,891	$3,104,907

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues
Software as a service and platform as a service	$258,340	$246,916	$805,059	$755,257
License	94,801	161,957	251,637	303,161
Maintenance	50,981	51,420	153,457	150,483
Services	22,689	22,066	72,830	69,281
Total revenues	426,811	482,359	1,282,983	1,278,182
Operating expenses
Cost of revenue (1)	231,404	223,138	708,713	671,316
Research and development	50,129	42,567	142,121	122,582
Selling and marketing	29,576	30,710	90,415	91,637
General and administrative	41,681	34,098	116,381	99,341
Depreciation and amortization	21,656	24,140	70,849	72,226
Total operating expenses	374,446	354,653	1,128,479	1,057,102
Operating income	52,365	127,706	154,504	221,080
Other income (expense)
Interest expense	(12,559)	(14,811)	(36,736)	(44,021)
Interest income	3,481	3,676	12,679	11,674
Other, net	(1,093)	1,551	1,095	18,898
Total other income (expense)	(10,171)	(9,584)	(22,962)	(13,449)
Income before income taxes	42,194	118,122	131,542	207,631
Income tax expense	9,665	26,872	28,909	45,309
Net income	$32,529	$91,250	$102,633	$162,322
Income per common share
Basic	$0.32	$0.88	$1.01	$1.56
Diluted	$0.32	$0.88	$1.01	$1.54
Weighted average common shares outstanding
Basic	100,823	103,245	101,412	104,316
Diluted	101,316	103,895	101,939	105,264
(1) The cost of revenue excludes charges for depreciation but includes amortization of purchased and developed software for resale.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cash flows from operating activities:
Net income	$32,529	$91,250	$102,633	$162,322
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	3,652	3,183	10,647	9,528
Amortization	18,066	20,957	60,388	62,698
Amortization of operating lease right-of-use assets	2,445	2,403	7,106	7,245
Amortization of deferred debt issuance costs	404	421	1,223	1,691
Deferred income taxes	287	5,341	3,968	1,133
Stock-based compensation expense	18,359	17,381	53,978	45,419
Gain on sale of equity investment	—	—	—	(25,927)
Other	2,176	1,119	1,999	1,992
Changes in operating assets and liabilities:
Receivables	26,398	(83,007)	47,732	(34,316)
Accounts payable	(8,025)	(2,413)	732	9,998
Accrued employee compensation	6,739	6,748	(10,908)	(9,454)
Deferred revenue	4,006	(9,784)	5,340	(17,625)
Other current and noncurrent assets and liabilities	12,040	19,439	(30,726)	(13,648)
Net cash flows from operating activities	119,076	73,038	254,112	201,056
Cash flows from investing activities:
Purchases of property and equipment	(2,738)	(3,404)	(12,593)	(7,730)
Purchases of software	(6,155)	(6,501)	(24,524)	(18,643)
Proceeds from sale of equity investment	—	—	—	46,021
Net cash flows from investing activities	(8,893)	(9,905)	(37,117)	19,648
Cash flows from financing activities:
Proceeds from issuance of common stock	883	871	2,649	2,503
Proceeds from exercises of stock options	—	466	1,352	1,262
Repurchase of stock-based compensation awards for tax withholdings	(4,187)	(3,628)	(23,257)	(23,854)
Repurchases of common stock	(50,041)	(16,253)	(156,794)	(150,023)
Redemption of 2026 Notes	—	—	—	(400,000)
Proceeds from revolving credit facility	30,000	—	70,000	290,000
Repayment of revolving credit facility	(25,000)	(20,000)	(40,000)	(120,000)
Proceeds from term portion of credit agreement	—	—	—	200,000
Repayment of term portion of credit agreement	(10,625)	(10,625)	(31,875)	(29,375)
Payments on or proceeds from other debt, net	(600)	(1,301)	(11,266)	(11,965)
Payments for debt issuance costs	—	—	—	(134)
Net increase (decrease) in settlement assets and liabilities	361	(55,234)	(6,237)	6,339
Net cash flows from financing activities	(59,209)	(105,704)	(195,428)	(235,247)
Effect of exchange rate fluctuations on cash	(1,153)	(2,973)	(6,283)	2,936
Net increase (decrease) in cash and cash equivalents	49,821	(45,544)	15,284	(11,607)
Cash and cash equivalents, including settlement deposits, beginning of period	224,459	298,955	258,996	265,018
Cash and cash equivalents, including settlement deposits, end of period	$274,280	$253,411	$274,280	$253,411
Reconciliation of cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$218,780	$199,268	$218,780	$199,268
Settlement deposits	55,500	54,143	55,500	54,143
Total cash and cash equivalents	$274,280	$253,411	$274,280	$253,411

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted EBITDA (millions)	2026	2025	2026	2025
Net income	$32.5	$91.3	$102.6	$162.3
Plus:
Income tax expense	9.7	26.9	28.9	45.3
Net interest expense	9.1	11.1	24.1	32.3
Net other (income) expense	1.1	(1.6)	(1.1)	(18.9)
Depreciation expense	3.6	3.2	10.6	9.6
Amortization expense	18.1	21.0	60.4	62.7
Non-cash stock-based compensation expense	18.4	17.4	54.0	45.4
Adjusted EBITDA before significant transaction-related expenses	$92.4	$169.3	$279.5	$338.7
Significant transaction-related expenses:
Cost reduction strategies	0.5	1.2	6.3	6.3
Other	4.6	0.1	7.7	0.5
Adjusted EBITDA	$97.5	$170.6	$293.5	$345.5
Revenue, net of interchange:
Revenue	$426.8	$482.4	$1,283.0	$1,278.2
Interchange	144.3	135.3	456.2	417.1
Revenue, net of interchange	$282.5	$347.1	$826.8	$861.1

Net Adjusted EBITDA Margin	35%	49%	36%	40%

	Three Months Ended September 30,		Nine Months Ended September 30,
Segment Information (millions)	2026	2025	2026	2025
Revenue
Payment Software	$216.4	$284.0	$626.2	$664.1
Biller	210.4	198.3	656.8	614.1
Total	$426.8	$482.4	$1,283.0	$1,278.2
Recurring Revenue
Payment Software	$98.9	$100.0	$301.7	$291.6
Biller	210.4	198.3	656.8	614.1
Total	$309.3	$298.3	$958.5	$905.7
Segment Adjusted EBITDA
Payment Software	$107.0	$181.7	$314.0	$371.5
Biller	33.6	32.1	102.3	102.8

Note: Amounts may not recalculate due to rounding.

	Three Months Ended September 30,
	2026		2025
EPS Impact of Non-cash and Significant Transaction-related Items (millions)	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income	$0.32	$32.5	$0.88	$91.3
Adjusted for:
Significant transaction-related expenses	0.04	3.9	0.01	0.9
Amortization of acquisition-related intangibles	0.04	4.2	0.04	4.2
Amortization of acquisition-related software	—	0.1	0.03	3.2
Non-cash stock-based compensation	0.14	14.5	0.13	13.7
Total adjustments	$0.22	$22.7	$0.21	$22.0
Adjusted Diluted EPS	$0.54	$55.2	$1.09	$113.3

	Nine Months Ended September 30,
	2026		2025
EPS Impact of Non-cash and Significant Transaction-related Items (millions)	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income	$1.01	$102.6	$1.54	$162.3
Adjusted for:
Gain on sale of equity investment	—	—	(0.21)	(21.7)
Significant transaction-related expenses	0.10	10.7	0.05	5.0
Amortization of acquisition-related intangibles	0.12	12.6	0.12	12.5
Amortization of acquisition-related software	0.05	5.0	0.09	9.7
Non-cash stock-based compensation	0.42	42.6	0.34	35.9
Total adjustments	$0.69	$70.9	$0.39	$41.4
Adjusted Diluted EPS	$1.70	$173.5	$1.93	$203.7

	Three Months Ended September 30,		Nine Months Ended September 30,
Recurring Revenue (millions)	2026	2025	2026	2025
SaaS and PaaS fees	$258.3	$246.9	$805.1	$755.3
Maintenance fees	51.0	51.4	153.5	150.5
Recurring Revenue	$309.3	$298.3	$958.5	$905.7

New Bookings (millions)	Three Months Ended September 30,		TTM Ended September 30,
	2026	2025	2026	2025
Annual recurring revenue (ARR) bookings	$23.6	$12.6	$78.6	$81.1
License and services bookings	63.9	81.4	237.7	304.5

Note: Amounts may not recalculate due to rounding.